Exhibit 99.1

October 17, 2019 U. S. Steel Executing Financing to Support “Best of Both” Strategy Financing Update www.ussteel.com

Forward - looking Statements This presentation contains “forward - looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning trends, market forces, commitments, material events and other contingencies potentially affecting our future performance. Generally, we have identified such forward - looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward - looking. Forward - looking statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward - looking statements. Management believes that these forward - looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward - looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward - looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10 - K for the year ended December 31, 2018 and those described from time to time in our future reports filed with the SEC. 2

Funding the execution of our strategy 3 2019 ~$60M • “Best of Both” leverages integrated and mini mill technology to become world competitive • Launched activities to raise ~$1.1 billion incremental capital to enable execution of our strategy - October 10: Environmental revenue bonds ~$300 million - October 10: Asset - backed loan (ABL) upsize ~$500 million - October 15: Convertible notes offering ~$300 million - Priced October 16 • Path to completing key elements of our financing strategy before our 3Q earnings Financing Strategy Key Messages

x Competitive positioning in strategic, high - margin end markets x Unparalleled product platform to serve customers x Big River will unlock value across our entire footprint 4 Transforms business to drive long term cash flow through industry cycles * Following U. S. Steel’s acquisition of the remaining 50.1% interest in Big River Steel within the next four years * “Best of Both” leverages integrated and mini mill technology to become world competitive

Launched activities to raise ~$1.1 billion incremental capital to enable execution of our strategy

~$2.3B		Status	Key Takeaways
~$700+M	Senior Notes	(partial)	• Priced private offering of **$300M** of senior convertible notes on Oct. 16[1]
~$700M	Upsize U.S. ABL		• Launched process to amend and extend ABL, including **$500M** upsize on Oct. 10 • Total potential draw of ~$700M
~$280M	USSK Revolver		• Completed
~$300M	Vendor Supported Financing		• On track for 4Q 2019 closing
~$300M	Environmental Revenue Bonds		• Launched environmental revenue bond offering of **~$300M** on Oct. 10

Financing
Scenario

[1]Does not include up to an additional $50 million of senior convertible notes that could be purchased by the initial purchasers pursuant to a 30-day option.

United States Steel Corporation

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6 ABL Bank Meeting / ERB Launch October 10 ERB Pricing 1 Late October ABL Closing Late October 3Q 2019 Earnings Release Expected October 31 Convertible Bond Pricing October 16 Convertible Bond Launch October 15 1 Subject to market conditions Path to completing key elements of our financing strategy before our 3Q earnings